UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2026

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(Address of principal executive offices) (Zip Code)

(866) 908-4867

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Vivos Therapeutics, Inc. (the “Company”) is filing this Amendment (the “Amendment”) to its Current Report on Form 8-K dated September 4, 2026 and filed with the Securities and Exchange Commission on September 8, 2026 the (the “Original 8-K”) to correct the date of the Original 8-K. The Original Form 8-K used August 31, 2026 as the Date of Report. The transactions disclosed under Items 1.01 and 3.02 were consummated on September 2, 2026. This Amendment is being filed solely to reflect September 2, 2026 as the Date of Report and to amend Items 1.01 and 3.02 thereof to reflect the fact that the transactions reported in the Original 8-K were consummated on September 2, 2026.

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, the Company previously sold and issued to Streeterville Capital, LLC, a Utah limited liability company (“Streeterville”), a Secured Promissory Note with an original issuance date of June 9, 2025 in the original principal amount of $8,225,000 (as amended by that certain Amendment to Secured Promissory Note dated June 5, 2026, and as reinstated and modified by that certain letter agreement dated June 18, 2026, the “Streeterville Note”). As also previously reported, the Company has previously satisfied redemption obligations under, and exchanged portions of, the Streeterville Note through the issuance of equity securities in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), including (i) between December 4, 2025 and May 13, 2026, the issuance of an aggregate of 785,822 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in satisfaction of $975,000 of redemption obligations pursuant to exchange agreements between the Company and Streeterville, and (ii) on August 4, 2026, pursuant to that certain Exchange Agreement dated June 5, 2026 between the Company and Streeterville, the exchange of $3,250,000 of principal of the Streeterville Note for 2,500 shares of the Company’s Series B Non-Convertible Preferred Stock and 1,812,031 shares of Common Stock.

The Company entered into twelve (12) separate exchange agreements with Streeterville, each dated to be effective as of August 31, 2026 and each substantially in the form of Exchange Agreement filed as Exhibit 10.1 hereto (collectively, the “Exchange Agreements”). Pursuant to the Exchange Agreements, the Company and Streeterville partitioned an aggregate of $2,861,270.00 of the outstanding principal balance of the Streeterville Note into twelve (12) separate secured promissory notes (the “Partitioned Notes”), and the outstanding balance of the Streeterville Note was reduced by a corresponding aggregate amount. Streeterville agreed to surrender each Partitioned Note to the Company in exchange for the issuance by the Company to Streeterville of an aggregate of up to 11,445,080 shares of Common Stock (the “Exchange Shares”), with the number of Exchange Shares issuable under each Exchange Agreement determined by dividing the initial principal amount of the applicable Partitioned Note the exchange price per share (an average of $0.25 per share), which exchange price was, in each case, equal to or greater than the “Minimum Price” of the Common Stock, as defined in Nasdaq Listing Rule 5635(d). Each of the exchange transactions was consummated on September 2, 2026. The principal amount of each Partitioned Note and the number of Exchange Shares issued in each of the twelve exchanges are as follows:

Exchange	Partitioned Note Principal Amount	Exchange Shares Issued
1	$238,995.00	955,980
2	$240,106.50	960,426
3	$241,218.25	964,873
4	$242,329.75	969,319
5	$243,441.50	973,766
6	$244,553.00	978,212
7	$237,883.50	951,534
8	$236,771.75	947,087
9	$235,660.25	942,641
10	$234,548.50	938,194
11	$233,436.75	933,747
12	$232,325.25	929,301
Total	$2,861,270.00	11,445,080

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Under each Exchange Agreement, Streeterville will surrender the applicable Partitioned Note to the Company for cancellation on the date on which the related Exchange Shares become “free trading” as provided in such Exchange Agreement, at which time all obligations of the Company under such Partitioned Note will be deemed fulfilled. The Exchange Shares are to be delivered to Streeterville in accordance with the Exchange Agreements, subject to the Beneficial Ownership Limitation and the Sell-Down Condition described below.

Each Exchange Agreement provides that the Company shall not issue, and Streeterville shall not have the right to receive, any Exchange Shares to the extent that, after giving effect to such issuance, Streeterville, together with its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with Streeterville’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, would beneficially own in excess of 4.9% of the number of shares of Common Stock outstanding immediately after giving effect to such issuance (the “Beneficial Ownership Limitation”); any Exchange Shares that would cause Streeterville to exceed the Beneficial Ownership Limitation are to be held in abeyance and will not be issued unless and until such issuance would not result in Streeterville exceeding the Beneficial Ownership Limitation. Accordingly, the 11,445,080 Exchange Shares referred to above are the maximum number of shares issuable under the Exchange Agreements and are not all outstanding as of the date of this Current Report. Each Exchange Agreement further prohibits any subsequent exchange between the Company and Streeterville (whether on the same trading day or otherwise) unless Streeterville has first sold or otherwise disposed of, to persons not affiliated with and not acting in concert with Streeterville, Exchange Shares issued under such Exchange Agreement and each prior exchange agreement between the parties to the extent necessary so that Streeterville’s beneficial ownership does not exceed the Beneficial Ownership Limitation (the “Sell-Down Condition”). Exchange Shares were issued on September 2, 2026 in compliance with the Beneficial Ownership Limitation and the Sell-Down Condition. The Beneficial Ownership Limitation and the Sell-Down Condition may not be increased, waived, amended or removed except upon the approval of the Company’s stockholders in accordance with Nasdaq Listing Rule 5635(b).

Following the exchanges described above, the outstanding principal balance of the Streeterville Note was $3.7 million. Other than the surrender of the Partitioned Notes, no consideration of any kind was given by Streeterville to the Company in connection with the Exchange Agreements, and no commission or other remuneration was paid or given, directly or indirectly, for soliciting the exchanges. The Exchange Shares were issued without restrictive legend in reliance on Section 3(a)(9) of the Securities Act, and, for purposes of Rule 144 under the Securities Act, the holding period of the Exchange Shares tacks to the June 9, 2025 original issue date of the Streeterville Note.

The foregoing description of the Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Exchange Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Pursuant to Exchange Agreements dated to be effective as of August 31, 2026, the Company, on September 2, 2026, issued an aggregate of 11,445,080 shares of Common Stock to Streeterville, in twelve separate exchanges as described in Item 1.01 above, in exchange for the surrender and cancellation of the Partitioned Notes in the aggregate principal amount of $2,861,270. Immediately prior to such issuances, the Company had 22,164,313 shares of Common Stock issued and outstanding; and following the settlement of such issuances, the Company had 33,609,393 shares of Common Stock issued and outstanding. The Exchange Shares actually issued represent, in the aggregate, approximately 52% of the Company’s issued and outstanding Common Stock immediately prior to the exchanges and approximately 34% immediately following the exchanges and were issued in compliance with the ownership limitations described herein.

The Exchange Shares were issued in reliance on the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) thereof, on the basis that the Exchange Shares are exchanged by the Company with its existing security holder exclusively, and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. No proceeds were received by the Company in connection with the exchanges.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Form of Exchange Agreement, effective as of August 31, 2026, by and between Vivos Therapeutics, Inc. and Streeterville Capital, LLC (incorporated by reference to the Original 8-K, filed with the SEC on September 8, 2026)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Previously filed.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVOS THERAPEUTICS, INC.

Dated: September 8, 2026	By:	/s/ R. Kirk Huntsman
	Name:	R. Kirk Huntsman
	Title:	Chief Executive Officer

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